As filed with the Securities and Exchange Commission on July 2, 2003
                                                           Registration No.
______________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                          HOVNANIAN ENTERPRISES, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                       22-1851059
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
   (Address, including zip code, of Registrant's principal executive office)

                       1999 Hovnanian Enterprises, Inc.
                             Stock Incentive Plan
                           (As Amended and Restated)

                          Hovnanian Enterprises, Inc.
                  Senior Executive Short-Term Incentive Plan
                           (as Amended and Restated)
                           (Full title of the Plan)

                                Peter S. Reinhart
             Senior Vice President, General Counsel and Secretary
                          Hovnanian Enterprises, Inc.
                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:
                              Vincent Pagano, Jr.
                        Simpson Thacher & Bartlett LLP
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

                                                                       Proposed          Proposed
                                                                        Maximum           Maximum        Amount of
                                                     Amount to be    Offering Price      Aggregate     Registration
       Title of Securities to be Registered          Registered       Per Share       Offering Price       Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value per share       5,500,000         58.23(a)     $320,265,000(a)     $25,888
Class B Common Stock, $0.01 par value per share       5,500,000         58.23(b)     $320,265,000(b)     $25,888
--------------------------------------------------------------------------------------------------------------------


(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(i) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Class A Common Stock on the New York Stock Exchange on July 1, 2003.


(b) In accordance with the 1999 Hovnanian Enterprises, Inc. Stock Incentive Plan (As Amended and Restated) and the Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (As Amended and Restated) (the "Plans") the maximum aggregate number of shares of Class A Common Stock and Class B Common Stock to be issued will be 5,500,000 shares. If at any time the Plans are amended to authorize the issuance of additional shares, the Registrant will file a new Form S-8 Registration Statement for such shares.

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant's Deferred Compensation Plans, the awards of which will be issued under the Plans described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Hovnanian Enterprises, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement.

         1. Annual Report on Form 10-K for the fiscal year ended October 31, 2002, Registration File No. 1-08551.

         2. Quarterly Report on Form 10-Q for the quarter ended January 31, 2003, Registration File No. 1-08551.

         3. Quarterly Report on Form 10-Q for the quarter ended April 30, 2003, Registration File No. 1-08551.

         4. The Proxy Statement filed on August 21, 1992 contains the description of the Company's Class A Common Stock and Class B Common Stock.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty care.

         Article EIGHTH of the Company's Restated Certificate of Incorporation contains the following provisions with respect to indemnification:

         No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

         The Company maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibits to the Company's Registration
                  Statement on Form S-1, Registration File No. 2-85198).
         4.2 Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibits to the Company's Annual Report on Form 10-K for the year ended February 28, 1994).
         4.3 By-laws of the Company (incorporated by reference to Exhibits to the Company's Annual Report on Form 10-K for the year ended February 28, 1994).
         5.1      Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
         23.1     Consent of Ernst & Young LLP (filed herewith).
         23.2     Consent of Simpson Thacher & Bartlett LLP (contained in
                  Exhibit 5.1 filed herewith).
         24.1     Powers of Attorney (included on signature page).

Item 9.  Undertakings.

         The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Certificate of Amendment Certificate of Incorporation of the Registrant and the provisions of Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, state of New Jersey, on this 2nd day of July 2003.


                                HOVNANIAN ENTERPRISES, INC.



                                By: /s/ Peter S. Reinhart
                                   ----------------------------------
                                   Peter S. Reinhart
                                   Senior Vice President and
                                   General Counsel



                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done in virtue hereof.


         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                      Title                   Date
         ---------                      -----                   -----

/s/ Kevork S. Hovnanian
-------------------------
  Kevork S. Hovnanian       Chairman of the Board               July 2, 2003


/s/ Ara K. Hovnanian
-------------------------
  Ara K. Hovnanian          President, Chief Executive
                            Officer and Director                July 2, 2003


-------------------------
  Geaton A. DeCesaris, Jr.  President of Homebuilding
                            Operations and Chief Operating
                            Officer and Director

/s/ Arthur M. Greenbaum
-------------------------
  Arthur M. Greenbaum       Director                            July 2, 2003


-------------------------
  Edward A. Kangas          Director

/s/ Desmond P. McDonald
-------------------------
  Desmond P. McDonald       Director                             July  2, 2003


-------------------------
  John J. Robbins           Director

/s/ J. Larry Sorsby
-------------------------
  J. Larry Sorsby           Executive Vice-President and Chief
                            Financial Officer and Director       July  2, 2003


-------------------------
  Stephen D. Weinroth       Director

/s/ Paul W. Buchanan
-------------------------
  Paul W. Buchanan          Senior Vice President and Corporate
                            Controller                           July  2, 2003

                               INDEX TO EXHIBITS

     Exhibit
     Number                       Description

     4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibits to the Company's Registration Statement on Form S-1, Registration File No. 2-85198).

     4.2 Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibits to the Company's Annual Report on Form 10-K for the year ended February 28, 1994).

     4.3         By-laws of the Company (incorporated by
                 reference to Exhibits to the Company's Annual
                 Report on Form 10-K for the year ended February
                 28, 1994).

     5.1         Opinion of Simpson Thacher & Bartlett LLP (filed herewith).

     23.1        Consent of Ernst & Young LLP (filed herewith).

     23.2        Consent of Simpson Thacher & Bartlett LLP (contained in
                 Exhibit 5.1 filed herewith).

     24.1        Powers of Attorney (included on signature page).

                                                                   Exhibit 5.1


                                                             July 2, 2003


Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500 Red Bank, New Jersey 07701

Ladies and Gentlemen:

           We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 5,500,000 Shares of Class A Common Stock, par value $0.01 per share, and 5,500,000 Shares of Class B Common Stock, par value $0.01 per share, of the Company (collectively, the "Shares"), in connection with the 1999 Hovnanian Enterprises, Inc. Stock Incentive Plan (as Amended and Restated) and the Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (as Amended and Restated) (collectively, the "Plans").

           We have examined copies of the Plans, the Registration Statement (including the exhibits thereto) and forms of the share certificates. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

           Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when appropriate action has been taken by the Compensation Committee of the Board of Directors of the Company or, in the case of the Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan, any other committee designated by the Board of Directors of the Company, and when such Shares have been awarded, granted or issued to participants in the Plans ("Participants"), or issued upon exercise of options granted to Participants, in each case in accordance with the provisions of the Plans, any Shares to be so awarded, granted or issued to such Participants will be validly issued, fully paid and nonassessable.

           We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

           We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Simpson Thacher & Bartlett LLP


                                            SIMPSON THACHER & BARTLETT LLP

                                                                  Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1999 Stock Incentive Plan and Senior Executive Short-Term Incentive Plan of Hovnanian Enterprises, Inc., of our report dated December 6, 2002 (except Note 20, as to which the date is December 31, 2002), with respect to the consolidated financial statements of Hovnanian Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.


                                                     /s/Ernst & Young LLP


New York, New York
June 26, 2003